Registration No. 333-

As filed with the Securities and Exchange Commission on October 9, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	25-1724540
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Mayer Street Bridgeville, Pennsylvania	15017
(Address of principal executive offices)	(Zip Code)

EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Dennis M. Oates

Chairman, President and Chief Executive Officer

Universal Stainless & Alloy Products, Inc.

600 Mayer Street

Bridgeville, Pennsylvania 15017

(Name and address of agent for service)

(412) 257-7600

(Telephone number, including area code, of agent for service)

Copies of all communications to:

Douglas J. Ellis, Esq.

K&L Gates LLP

210 Sixth Avenue

Pittsburgh, Pennsylvania 15222

(412) 355-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.001 per share	50,000	$36.95(2)	$1,847,500	$252

(1)	This Registration Statement also registers additional securities to be offered or issued upon adjustments or changes made to registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The fee is calculated on the basis of the average of the high and low prices for the Registrant’s Common Stock reported on the Nasdaq Global Select Market on October 5, 2012.

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 50,000 shares of the common stock, par value $.001 per share (the “Common Stock”), of Universal Stainless & Alloy Products, Inc. (the “Registrant”) as a result of an increase in the number of shares of Common Stock issuable under the Universal Stainless & Alloy Products, Inc. Employee Stock Purchase Plan (the “Plan”). The prior Registration Statements on Form S-8 filed by the Registrant with the Commission in connection with the Plan on October 4, 1996 (File No. 333-13511) and August 30, 2006 (File No. 333-136984) are hereby incorporated by reference. This incorporation by reference is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN INFORMATION*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Commission on March 6, 2012;

2.	The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2012 and June 30, 2012 filed with the Commission on May 10, 2012 and August 8, 2012 respectively;

3.	The Registrant’s Current Reports on Form 8-K, filed March 23, 2012, May 22, 2012 and August 31, 2012; and

4.	The description of the Registrant’s Common Stock contained in the Registration Statement filed by the Registrant under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement; provided, however, that the Registrant is not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this Registration Statement or by any document that constitutes part of the prospectus relating to the Registrant’s Employee Stock Purchase Plan, each meeting the requirements of Section 10(a) of the Securities Act.

ITEM 8. EXHIBITS.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registration No. 33-85310).

4.2	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed November 27, 2007).

5.1	Opinion of K&L Gates LLP regarding the legality of the shares being registered hereunder (filed herewith).

23.1	Consent of Schneider Downs & Co., Inc., independent registered public accounting firm (filed herewith).

23.2	Consent of K&L Gates LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1	Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 (File No. 333-13511) filed October 4, 1996).

99.2	Amendment to Employee Stock Purchase Plan (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeville, Commonwealth of Pennsylvania, on this 9th day of October, 2012.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:	/s/ Dennis M. Oates
Dennis M. Oates
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person, whose signature appears below, constitutes and appoints Dennis M. Oates and Paul A. McGrath, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signature	Capacity	Date

/s/ Dennis M. Oates Dennis M. Oates	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	October 9, 2012

/s/ Douglas M. McSorley Douglas M. McSorley	Vice President of Finance, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	October 9, 2012

/s/ Christopher L. Ayers Christopher L. Ayers	Director	October 9, 2012

/s/ Douglas M. Dunn Douglas M. Dunn	Director	October 9, 2012

/s/ M. David Kornblatt M. David Kornblatt	Director	October 9, 2012

/s/ Udi Toledano Udi Toledano	Director	October 9, 2012

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registration No. 33-85310).

4.2	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed November 27, 2007).

5.1	Opinion of K&L Gates LLP regarding the legality of the shares being registered hereunder (filed herewith).

23.1	Consent of Schneider Downs & Co., Inc., independent registered public accounting firm (filed herewith).

23.2	Consent of K&L Gates LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1	Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 (File No. 333-13511) filed October 4, 1996).

99.2	Amendment to Employee Stock Purchase Plan (filed herewith).

4